AMENDMENT NO. 1
TO
REGISTRATION RIGHTS AGREEMENT
     THIS AMENDMENT NO. 1 to the Registration Rights Agreement (this “Amendment”) is entered into as of this 10th day of July, 2008, by and among The X-Change Corporation, a Nevada corporation (the “Company”), and the initial Holders named on the signature pages hereto, and Tejas Securities Group, Inc. (“Tejas”). The Company, the initial Holders and Tejas may be referred to herein each as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings specified in the Registration Rights Agreement (as defined below).
RECITALS
     WHEREAS, the Parties have previously entered into that certain Registration Rights Agreement, dated as of December 4, 2007, as amended, supplemented or modified from time to time (the “Registration Rights Agreement”);
     WHEREAS, pursuant to Section 17(h)(i) of the Registration Rights Agreement, such Registration Rights Agreement may be amended by a written instrument executed by the Parties; and
     WHEREAS, the Parties wish to amend the Registration Rights Agreement.
TERMS OF AGREEMENT
     In consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:
     SECTION 1. Amendments to the Registration Rights Agreement.
     (1) The first paragraph appearing in the Registration Rights Agreement is hereby amended in its entirety to read as follows:
     “This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 4, 2007, by and among The X-Change Corporation, a Nevada corporation (the “Company”), and the initial Holders named on the signature pages hereto, and Tejas Securities Group, Inc. (“Tejas”). The initial Holders have agreed to purchase from the Company, pursuant to the Purchase Agreement (as defined below), the Notes (as defined below) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), Warrants (as defined below) and the Tranche B Shares (as defined in the Purchase Agreement).”
     (2) The second paragraph appearing in the Registration Rights Agreement is hereby amended in its entirety to read as follows:

     “This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or modified from time to time, the “Purchase Agreement”), by and among the Company, AirGATE Technologies, Inc., a Texas corporation, and the initial Holders. In order to induce the initial Holders to purchase the Notes, Warrants and the Tranche B Shares, and for the benefit of the Holders from time to time of the Registrable Securities (as defined below), the Company has agreed to provide the registration rights set forth in this Agreement.”
     (3) The definition of Registrable Securities appearing in Section 1(a) of the Registration Rights Agreement is hereby amended in its entirety to read as follows:
     “Registrable Securities” mean (i) all the shares of Common Stock issued or issuable upon the conversion of the Notes, (ii) all the shares of Common Stock issued or issuable upon the exercise of the Warrants, (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Notes or the Common Stock described in clause (i) or clause (ii) above and (iv) all the Tranche B Shares; excluding, in all cases, any securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any securities sold in a registered public offering under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act.”
     (4) The definition of Notes appearing in Section 1(a) of the Registration Rights Agreement is hereby amended in its entirety to read as follows:
     “Notes” mean, collectively, all of the Amended and Restated Senior Secured Convertible Term Notes—Tranche A and Senior Secured Convertible Term Notes—Tranche B sold pursuant to the Purchase Agreement.”
     (5) The second sentence of Section 14 of the Registration Rights Agreement is hereby amended by deleting the phrase “(in accordance with their pro rata ownership of the Notes and Warrants)” and replacing such phrase with “(in accordance with their pro rata ownership of the Registrable Securities).”
          SECTION 2. No Implied Amendments. Except as herein provided, the Registration Rights Agreement shall remain in full force and effect and is ratified in all respects. On and after the effectiveness of this Amendment, each reference in the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Registration Rights Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Registration Rights Agreement shall mean and be a reference to the Registration Rights Agreement, as amended by this Amendment.

          SECTION 3. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, including without limitation delivery by facsimile or electronic transmission, each of which shall be deemed an original, but all of which together shall constitute execution and delivery of one and the same instrument.
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     IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date first written above.

COMPANY:

THE X-CHANGE CORPORATION

By:

Name:

Its:

[signature page to amendment no. 1 to registration rights agreement]

TEJAS:

TEJAS SECURITIES GROUP, INC.

By:

Name:

Its:

[signature page to amendment no. 1 to registration rights agreement]

HOLDERS:

SAMSON INVESTMENT COMPANY

By:

Name:

Its:

[signature page to amendment no. 1 to registration rights agreement]

IRONMAN PI FUND (QP), L.P.

By: IRONMAN ENERGY PARTNERS, L.P., its general partner

By: IRONMAN CAPITAL MANAGEMENT, LLC, its general partner

By:

Name:

Its:

[signature page to amendment no. 1 to registration rights agreement]

JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, LP

By:

Name:

Its:

[signature page to amendment no. 1 to registration rights agreement]